Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G/A with respect to the Common Shares, no par value per share, of TravelCenters of America LLC, dated as of February 4, 2016, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

February 4, 2016
(Date)

HOSPITALITY PROPERTIES TRUST

/s/ Mark L. Kleifges
(Signature)

Mark L. Kleifges, Treasurer and Chief Financial Officer
(Name/Title)

THE RMR GROUP LLC

/s/ Adam D. Portnoy
(Signature)

Adam D. Portnoy, President and Chief Executive Officer
(Name/Title)

THE RMR GROUP INC.

/s/ Adam D. Portnoy
(Signature)

Adam D. Portnoy, President and Chief Executive Officer
(Name/Title)

ABP TRUST

/s/ Adam D. Portnoy
(Signature)

Adam D. Portnoy, President
(Name/Title)

BARRY M. PORTNOY

/s/ Barry M. Portnoy
(Signature)

ADAM D. PORTNOY

/s/ Adam D. Portnoy
(Signature)